EXHIBIT 21
SUBSIDIARIES OF THE COMPANY
The following companies are subsidiaries of Zale Corporation (1):
Zale Delaware, Inc. (1)
Zale International, Inc. (1)
The following are subsidiaries of Zale Delaware, Inc.:
Zale Puerto Rico, Inc. (2)
Dobbins Jewelers, Inc. (3)
Jewelers Financial Services, Inc. (1)
Zale Life Insurance Company (4)
Zale Indemnity Company (5)
Jewel Re-Insurance Ltd. (6)
Zale Employees Child Care Association, Inc. (5)
Jewelers Credit Corporation (1)
ZAP, Inc. (1)
TXDC, LP (DDCC, Inc. Limited Partner) (5)
DDCC, Inc. (1)
The following companies are subsidiaries of Zale International, Inc.:
Zale Canada Holding, LP (Zale Corporation, Limited Partner) (7)
FINCO Holding, LP (Zale Canada Holding LP, Limited Partner) (7)
FINCO Partnership, LP (FINCO Holding LP, Limited Partner) (7)
The following company is a subsidiary of FINCO Holding, LP:
Zale Canada Co. (8)
The following company is a subsidiary of Zale Canada Co.:
Zale Canada Diamond Sourcing, Inc. (8)
State / Province / Country of Organization:
(1) Delaware
(2) Puerto Rico
(3) Guam
(4) Arizona
(5) Texas
(6) Barbados
(7) New Brunswick, Canada
(8) Nova Scotia, Canada